                     MAGMA POWER COMPANY AND SUBSIDIARIES
                         -------------------------
             REPORT ON AUDITED CONSOLIDATED FINANCIAL STATEMENTS


               (As of December 31, 1994 and 1993
       and for each of the Three Years in the Period Ending December 31, 1994)
                        ---------------------------

                           Coopers & Lybrand Letterhead




                      REPORT OF INDEPENDENT ACCOUNTANTS



To the Shareholders and Board
 of Directors of Magma Power Company

We have audited the accompanying consolidated balance sheets of Magma Power Company and Subsidiaries (the "Company") at December 31, 1994 and 1993, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1994. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Magma Power Company and Subsidiaries at December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

As discussed in Note 12, subsequent to December 31, 1994, all of the outstanding common stock of Magma Power Company was acquired by California Energy Company, Inc.

                                           /s/ Coopers & Lybrand L.L.P.


San Diego, California
March 10, 1995




Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand (International).

                     MAGMA POWER COMPANY AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

 YEAR ENDED DECEMBER 31,                            1994        1993       1992
- ----------------------------------------------  ----------  ----------  ---------
Revenues
 Sales of electricity ......................... $158,374    $137,882    $ 72,236
 Royalties ....................................   21,067      19,629      22,929
 Interest and other income ....................    5,466       4,195       8,653
 Management services ..........................    5,975       5,432       5,148
- ----------------------------------------------  ----------  ----------  ---------
                                                 190,882     167,138     108,966
==============================================  ==========  ==========  =========
Cost and Expenses
 Plant operating costs ........................   52,122      49,493      33,258
 Depreciation and amortization ................   23,985      21,692      11,927
 Other non-plant costs ........................   29,983         471         800
 General and administrative ...................   13,942      10,943       6,483
 Interest expense .............................   12,469       9,626       6,831
- ----------------------------------------------  ----------  ----------  ---------
                                                 132,501      92,225      59,299
- ----------------------------------------------  ----------  ----------  ---------
 Income from operations .......................   58,381      74,913      49,667
 Provision for income taxes ...................   19,832      22,778      13,309
- ----------------------------------------------  ----------  ----------  ---------
 Income before cumulative effect of
   accounting change ..........................   38,549      52,135      36,358
 Cumulative effect to January 1, 1992 of
   change in accounting for income taxes  .....    --          --         17,833
- ----------------------------------------------  ----------  ----------  ---------
 Net income ................................... $ 38,549    $ 52,135    $ 54,191
==============================================  ==========  ==========  =========

   The accompanying notes are an integral part of the financial statements.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                            (Dollars in thousands)

 DECEMBER 31                                                            1994        1993
- ------------------------------------------------------------------  ----------  ----------
ASSETS
Cash .............................................................. $  3,801    $ 18,017
Marketable securities and other investments .......................   66,455      79,728
Partnership cash and marketable securities ........................   43,172      22,919
Accounts receivable:
 Trade ............................................................   23,355      18,199
 Other ............................................................    6,495      14,073
Land ..............................................................    7,919       6,225
Property, plant and equipment, net of accumulated depreciation of
 $69,324 and $53,166, respectively ................................  252,863     265,215
Exploration and development costs, net of accumulated amortization
 of $19,490 and $13,682, respectively .............................   96,709     107,069
Acquisition and new project costs .................................   60,348      13,721
Power purchase contracts, net of accumulated amortization of
 $2,108 and $946, respectively ....................................   21,023      22,185
Other assets and deferred charges .................................   32,166      34,684
Goodwill, net of accumulated amortization of $2,514 and $2,122,
 respectively .....................................................    9,180       9,276
- ------------------------------------------------------------------  ----------  ----------
 Total Assets ..................................................... $623,486    $611,311
==================================================================  ==========  ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable .................................................. $ 15,319    $  7,235
Accrued and other liabilities .....................................   12,251      14,763
Loans payable .....................................................  189,045     226,008
Deferred income taxes .............................................   17,055      11,387
- ------------------------------------------------------------------  ----------  ----------
 Total Liabilities ................................................  233,670     259,393
- ------------------------------------------------------------------  ----------  ----------
Commitments and contingencies
Shareholders' Equity
 Preferred Stock, $.10 par value, 1,000,000 shares authorized,
   none issued and outstanding ....................................       --          --
 Common stock, $.10 par value, 30,000,000 shares authorized, issued and outstanding 24,117,914 and 23,989,763 shares,
  respectively ....................................................    2,411       2,399
 Additional paid-in-capital .......................................  144,916     144,996
 Unrealized gains from marketable securities ......................       --         583
 Retained earnings ................................................  242,489     203,940
- ------------------------------------------------------------------  ----------  ----------
  Total Shareholders' Equity ......................................  389,816     351,918
- ------------------------------------------------------------------  ----------  ----------
 Total Liabilities and Shareholders' Equity ....................... $623,486    $611,311
==================================================================  ==========  ==========

   The accompanying notes are an integral part of the financial statements.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                            (DOLLARS IN THOUSANDS)




                                                                     UNREALIZED
                                     COMMON STOCK      ADDITIONAL    GAINS FROM                   TOTAL
                                 ------------------     PAID-IN      MARKETABLE    RETAINED    SHAREHOLDERS'
                                  SHARES    AMOUNT      CAPITAL      SECURITIES    EARNINGS       EQUITY
                                 --------  --------    ---------     ----------    --------    ------------
BALANCE, DECEMBER 31, 1991  .... 22,927    $2,293    $126,962          $--         $ 97,617    $226,872
 Other equity transactions, net      54         5       1,192           --               --       1,197
  Net income, 1992 ............. --        --              --           --           54,191      54,191
                                 --------  --------  ------------  ------------  ----------  ---------------
BALANCE, DECEMBER 31, 1992  .... 22,981     2,298     128,154           --          151,808     282,260
                                 --------  --------  ------------  ------------  ----------  ---------------
  Purchase of Dow stock option
    through issuance of shares .    857        86         (86)          --               --          --
  Tax effect of Dow option
    purchase ................... --        --          13,581           --               --      13,581
  Unrealized gains from
    marketable securities ...... --        --              --           583              --         583
  Other equity transactions, net    152        15       3,347           --               (3)      3,359
  Net income, 1993 ............. --        --              --           --           52,135      52,135
                                 --------  --------  ------------  ------------  ----------  ---------------
BALANCE, DECEMBER 31, 1993 ..... 23,990     2,399     144,996           583         203,940     351,918
                                 --------  --------  ------------  ------------  ----------  ---------------
  Adjustment to tax effect of
    Dow option purchase ........ --        --          (3,045)          --               --      (3,045)
  Net change in unrealized gains
    from marketable securities . --        --              --          (583)             --        (583)
  Other equity transactions, net    127        12       2,965           --               --       2,977
  Net income, 1994 ............. --        --              --           --           38,549      38,549
                                 --------  --------  ------------  ------------  ----------  ---------------
BALANCE, DECEMBER 31, 1994 ..... 24,117    $2,411    $144,916          $--         $242,489    $389,816
                                 ========  ========  ============  ============  ==========  ===============

   The accompanying notes are an integral part of the financial statements.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (DOLLARS IN THOUSANDS)

 YEAR ENDED DECEMBER 31,                               1994         1993         1992
- -------------------------------------------------  -----------  -----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income ...................................... $  38,549    $  52,135    $ 54,191
- -------------------------------------------------  -----------  -----------  ----------
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization .................    23,985       21,692      11,927
   Write-off of Junior SO4 receivable ............    14,502           --          --
   Realization of transmission line credits  .....     2,947        2,538       1,444
   Other, net ....................................     2,250         (639)         (3)
   Cumulative adoption of SFAS 109 ...............        --           --     (17,833)
   Changes in components of working capital:
    Accounts receivable ..........................   (12,081)      (8,333)     (8,529)
    Partnership cash and marketable securities  ..   (20,253)      (2,195)     (1,233)
    Prepaid expenses and other assets ............     1,224       (2,253)        585
    Accounts payable and accrued liabilities  ....    14,099        2,845         501
    Accrued interest payable .....................      (766)         719        (395)
    Income taxes payable .........................       344        7,605        (301)
    Deferred taxes from operations ...............     8,168        7,485       6,684
                                                   -----------  -----------  ----------
     Total adjustments ...........................    34,419       29,464      (7,153)
- -------------------------------------------------  -----------  -----------  ----------
      Net cash provided by operating
       activities ................................    72,968       81,599      47,038
- -------------------------------------------------  -----------  -----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Net (increase) decrease in marketable securities      7,473       38,695     (10,678)
 Capital expenditures ............................   (15,215)      (8,434)    (12,043)
 Power plant acquisition costs ...................        --     (215,081)    (22,527)
 New project development costs ...................   (42,830)     (12,345)     (3,749)
 Other, net ......................................      (527)       1,893        (667)
- -------------------------------------------------  -----------  -----------  ----------
      Net cash used in investing activities  .....   (51,099)    (195,272)    (49,664)
- -------------------------------------------------  -----------  -----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Borrowing from banks ............................   130,000      140,000          --
 Proceeds from the issuance of common stock  .....     2,977           --         691
 Repayment of loans payable ......................  (166,020)     (10,081)     (9,501)
 Loan fees .......................................    (3,225)          --          --
 Other, net ......................................       183         (335)        841
- -------------------------------------------------  -----------  -----------  ----------
      Net cash provided by (used in) financing
       activities ................................   (36,085)     129,584      (7,969)
- -------------------------------------------------  -----------  -----------  ----------
 Net increase (decrease) in cash .................   (14,216)      15,911     (10,595)
 Cash at beginning of year .......................    18,017        2,106      12,701
- -------------------------------------------------  -----------  -----------  ----------
 Cash at end of year ............................. $   3,801    $  18,017    $  2,106
=================================================  ===========  ===========  ==========

   The accompanying notes are an integral part of the financial statements.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF CONSOLIDATION -- The consolidated financial statements present the assets, liabilities, revenues, costs and expenses of Magma Power Company (the "Company" or "Magma") and its 100% owned subsidiaries and partnerships, Imperial Magma, Vulcan Power Company ("Vulcan"), Magma Operating Company ("MOC"), Desert Valley Company ("Desert Valley"), Fish Lake Power Company ("FLPC"), Magma Land I ("MLI"), Salton Sea Power Company, Salton Sea Brine Processing, L.P., Salton Sea Power Generation, L.P., Peak Power Corporation ("Peak Power"), Magma Netherlands, B.V., Tongonan Power Investments, Inc., Visayas Geothermal Power Company, and its pro-rata 50% share of the accounts of Del Ranch, L.P., Elmore, L.P., Leathers, L.P., Vulcan/BN Geothermal Power Company and Magma/GEO '83 Joint Venture.

All significant intercompany transactions and accounts have been eliminated.

REVENUE RECOGNITION -- Sales of electricity represents the Company's pro-rata 50% share of the revenue accrued by Del Ranch, L.P. (Hoch Plant), Elmore, L.P. (Elmore Plant), Leathers, L.P. (Leathers Plant), and Vulcan/BN Geothermal Power Company (Vulcan Plant) (collectively, the "Partnerships") and its 100% owned interest in Salton Sea Power Generation, L.P., from sales to Southern California Edison Company ("SCE"). SCE is a subsidiary of SCEcorp. SCEcorp is the parent corporation of Mission Energy Company which, through its subsidiaries, owns 50% of the Partnerships.

Each of the Partnerships sells electricity to SCE under Interim Standard Offer No. 4 contracts ("ISO4s"). For the first ten years the price paid for energy under these ISO4s is fixed and escalates at an average rate of 7.5% per year. The price paid for capacity (including bonus capacity), on the other hand, is fixed for the entire thirty-year term of the ISO4s.

Two of the Salton Sea Plants (see Note 2) sell electricity to SCE pursuant to ISO4s under which the capacity payments (including bonus capacity) are fixed for the full thirty-year term of the ISO4s. During the first ten years of these two ISO4s, the energy payments are fixed (and do not escalate).

Starting in 1996 for the Vulcan Plant, 1999 for the Hoch Plant, Elmore Plant, Salton Sea Plant 3, and 2000 for the Leathers Plant and the Salton Sea Plant 2, the price for energy under the ISO4s for these plants will automatically convert to the SCE's then-current published avoided cost of energy.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

The remaining 10 MW Salton Sea Plant 1 sells electricity to SCE pursuant to a negotiated contract under which both the capacity and the energy portions of the revenues adjust quarterly based on a basket of indices.

Royalties, management service fees, and rental income contractually payable to the Company by the Partnerships are recorded net of the Company's pro-rata 50% share of the corresponding partnership expense.

PROPERTY, PLANT, AND EQUIPMENT -- Land is carried at cost. Buildings, plants, and equipment are carried at cost less accumulated depreciation. Exploration and development costs are carried at cost less accumulated amortization. The Company follows the full cost method of accounting for costs incurred in connection with the exploration and development of geothermal resources. All such costs, which include dry hole costs and the costs of drilling and equipping wells, are capitalized and amortized over their estimated useful lives when production commences.

Depreciation and amortization are computed using the straight-line method over the asset's useful life.

Useful lives are as follows:

Plant and plant equipment                20 years
Office furniture and equipment         5-10 years
Maintenance and other equipment        7-10 years
Exploration and development costs        20 years

When property, plant and equipment is sold or abandoned, the cost and related accumulated depreciation/ amortization are removed from the accounts and the resulting gain or loss is recognized currently.

DEFERRED WELL REWORK COSTS -- The Company defers all well rework costs and amortizes them over the estimated period between reworks. Production wells are amortized using a units of production method while injection wells are amortized on a straight-line basis over eighteen months. Deferred well rework costs of $5,368,000 in 1994 and $6,254,000 in 1993 are included in other assets and deferred charges.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

POWER PURCHASE CONTRACTS -- Power purchase contracts are carried at cost less accumulated amortization. Contract costs are amortized on a straight-line basis over the shorter of the remaining contract life or twenty years. The amortization begins at the date of acquisition, for contracts in service, or the date of firm operations. Amortization expense amounted to $1,162,000 in 1994, $858,000 in 1993, and $25,000 in 1992.

GOODWILL -- In a merger which was effective March 11, 1988, Magma Power Company became successor in interest to all of the assets and obligations of Magma Energy. The excess of the value of stock issued over the fair market value of the assets acquired was recorded as goodwill and is being amortized on the straight-line method over a period of thirty years. Amortization expense amounted to $365,000 in 1994, 1993, and 1992.

MARKETABLE SECURITIES AND OTHER INVESTMENTS -- At December 31, 1993, marketable securities were classified as "available-for-sale" and are carried at their fair value. Gross unrealized holding gains are excluded from earnings and reported, net of related tax effect, as a separate component of Shareholders' Equity. At December 31, 1994, marketable securities were classified as "held-to-maturity" and reported at amortized cost. Realized gains and losses are determined using the specific identification method and are included in other income. Other investments are carried at cost which approximates market value.

RETIREMENT PLANS -- The Company maintains two defined contribution plans, covering all eligible employees, which are funded annually. Contributions to the plans totaled $1,239,000 in 1994, $1,213,000 in 1993, and $963,000 in
1992.

CONSOLIDATED STATEMENTS OF CASH FLOWS -- For purposes of the Statements of Cash Flows, the Company considers bank and money market deposits as cash. Partnership cash and marketable securities are not considered cash equivalents as these assets are segregated for exclusive use of the Partnerships and the Salton Sea Plants and restrictions in secured credit agreements place limits on distributions of cash to the Company.

Interest paid was $13,235,000 in 1994, net of $708,000 capitalized to new projects, $8,407,000 in 1993, and $5,514,000 in 1992.

RECLASSIFICATION -- The Company has reclassified the presentation of certain prior year information to conform with the current presentation format. Such reclassification did not impact previously reported net income or retained earnings.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


NOTE 2. GEOTHERMAL POWER PARTNERSHIPS:


The Vulcan partnership was formed in 1985 with equal ownership between Vulcan Power Company, a 100% owned subsidiary of Magma Power Company and BN Geothermal, Inc., a wholly owned subsidiary of Mission Energy Company.

Similarly, the Del Ranch, Elmore and Leathers partnerships were formed in 1988 with equal ownership between Magma Power Company and Mission Energy Company.

In March 1993, the Company formed Salton Sea Brine Processing, L.P. to hold the well field and brine processing equipment acquired from Union Oil Company of California ("Unocal") and Salton Sea Power Generation, L.P. to hold the power generating assets acquired from Desert Power Company and Earth Energy Inc., both wholly owned subsidiaries of Unocal (collectively the "Salton Sea Plants"). Ownership of Salton Sea Brine Processing, L.P. is 1% Salton Sea Power Company and 99% Magma Power Company. Ownership of Salton Sea Power Generation, L.P. is 99% Salton Sea Brine Processing, L.P. and 1% Salton Sea Power Company.

Visayas Geothermal Power Company ("VGPC"), a Philippine general partnership, was formed on February 2, 1994 to develop, construct, own and operate a facility (the "Malitbog Project") located at Malitbog on the island of Leyte, Republic of the Philippines for the conversion of geothermal steam into electricity and having an expected power generating capacity of 231 gross MW. A Philippine branch of Magma Netherlands B.V., a Netherlands corporation ("Magma Netherlands") is the managing general partner and 99% partner of the VGPC. The remaining 1% interest is owned by Tongonan Power Investments, Inc. ("TPII"), a Philippine corporation and general partner. Magma Netherlands and TPII are wholly owned subsidiaries of Magma Power Company.

NOTE 3. MARKETABLE SECURITIES AND OTHER INVESTMENTS:

Effective December 31, 1993, the Company adopted Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities." At December 31, 1993, all debt and equity securities were classified as available-for-sale and carried at fair value. Gross unrealized holding gains of $836,000 were recorded, net of tax effect, at December 31, 1993. During 1994, the Company reclassified all of its outstanding investments previously classified as available-for-sale to investments classified as held-to-maturity. At the time of the transfer, the fair market value of the investments approximated their amortized cost.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


NOTE 3. MARKETABLE SECURITIES AND OTHER INVESTMENTS: (CONTINUED)

At December 31, the amortized cost basis of marketable securities and other investments consisted of the following:

                                         SECURITIES                             MATURITIES
                                         (MATURING                UNREALIZED        OF
                                           WITHIN                   GAINS         OTHER
        (DOLLARS IN THOUSANDS)           ONE YEAR)      OTHER      (LOSSES)     SECURITIES
- -------------------------------------  ------------  ---------  ------------  ------------
1994
- -------------------------------------
Marketable debt and equity securities
 Commercial paper                      $19,951       $    --    $    --
 U.S. Treasuries and agencies              810        16,762       (982)      2-5 years
 Corporate medium-term notes             5,000        10,894       (674)      2-5 years
 Municipal tax exempts                   3,000            --         --
Other investments
 Low income housing limited
 partnerships                               --         8,324        --
 Other                                      --         1,714        --
- -------------------------------------  ------------  ---------  ------------  ------------
  Total                                $28,761       $37,694    $(1,656)
=====================================  ============  =========  ============  ============
1993
- -------------------------------------
Marketable debt and equity securities
 Commercial paper                      $ 4,986       $    --    $    --
 Auction rate preferred stock           23,100            --         --
 U.S. Treasuries and agencies            4,000        12,572        414        2-5  years
 U.S. Treasuries and agencies              --          5,000         84        6-10 years
 Corporate medium-term notes               --          6,894        199        2-5  years
 Corporate medium-term notes               --          4,000        139        6-10 years
 Municipal tax exempts                     --          3,000         --        2-5  years
Other investments
 Low income housing limited
   partnerships                            --          8,333         --
 Other                                     --          7,007         --
- -------------------------------------  ------------  ---------  ------------  ------------
  Total                                $32,086       $46,806    $   836
=====================================  ============  =========  ============  =============

NOTE 4. OTHER NON-PLANT COSTS:

During 1994, the Company wrote-off its entire outstanding accrued Junior SO4 royalty receivable from GEO East Mesa. The write-off amounted to $14,502,000 and is included in other non-plant costs on the accompanying statements of operations. The write-off was deemed necessary due to the inability of the East Mesa Plant to convert its construction loans into a term loan as had been expected to occur in 1994. Conversion of the construction loans into a term loan, which is a prerequisite to the Company collecting the Junior SO4 royalties, has been placed on indefinite hold.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


NOTE 4. OTHER NON-PLANT COSTS: (CONTINUED)

Upon the signing of the Merger Agreement between Magma and California Energy Company, Inc. on December 9, 1994 (See Note 12), terminated Magma personnel were entitled to receive severance benefits under existing change of control agreements. For the year ended December 31, 1994, the Company accrued $5,195,000 relating to the change of control agreements in other non-plant costs in the accompanying statements of operations.

Also included in other non-plant costs in the accompanying statements of operations were $9,861,000 in merger expenses incurred by the Company for legal, financial advisory and other services used during 1994.

NOTE 5. PROPERTY, PLANT, AND EQUIPMENT:

Property, plant, and equipment at December 31 consisted of the following:

 (DOLLARS IN THOUSANDS)                   1994        1993
- ------------------------------------  ----------  ----------
Plant, plant equipment and buildings  $304,145    $301,246
Maintenance and other equipment         15,581      14,963
Office furniture and equipment           2,461       2,172
- ------------------------------------  ----------  ----------
                                       322,187     318,381
Less accumulated depreciation           69,324      53,166
- ------------------------------------  ----------  ----------
Property, plant and equipment, net    $252,863    $265,215
====================================  ==========  ==========

NOTE 6. ACQUISITION AND NEW PROJECT COSTS:

On December 15, 1992, the Company signed a definitive agreement with Unocal to purchase all of Unocal's geothermal interests in the Imperial Valley of California including the Salton Sea Plants and 40,600 acres of geothermal leases, its Long Valley geothermal leases, consisting of approximately 12,000 acres near Mammoth, California and its 58,300 acres of geothermal leases in Nevada. On March 31, 1993, the Company consummated its acquisition of the Imperial Valley geothermal interests. Total cost includes (i) payments to Unocal consisting of the purchase price of $224 million, working capital of $7.3 million, and an

                     MAGMA POWER COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


NOTE 6. ACQUISITION AND NEW PROJECT COSTS: (CONTINUED)

interest charge of $3.5 million and (ii) advisory fees and transaction costs totaling $3.4 million. The total cost of the acquisition was allocated as follows:

 (DOLLARS IN THOUSANDS)
- ----------------------------------  ---------
Land .............................. $    388
Property, plant and equipment  ....  163,948
Exploration and development costs     44,094
Power purchase contracts ..........   22,217
Transmission line credits .........    6,254
Other .............................    1,278
- ----------------------------------  ---------
                                    $238,179
==================================  =========

In addition to the initial acquisition price, the Company will make payments to Unocal contingent on future development of new power generation capacity.

The Company plans to build a new 36 MW geothermal power plant at the Salton Sea Known Geothermal Resource Area in Southern California to supply power to SCE under two long term power purchase contracts (the "Region I Expansion Project").

The contracts consist of the combination of a 16 MW Interim Standard Offer No. 4 contract originally assigned to the Company's geothermal resource at Fish Lake, Nevada, and a 20 MW expansion option under a negotiated contract that was acquired as part of the Company's acquisition of Unocal's Salton Sea Plants.

The definitive agreement between the Company and SCE to combine the contracts is subject to final review and approval by the California Public Utilities Commission. The Company expects approval to be granted during 1995. The Company is currently engaged in exploratory and well field development activities, which are preparatory to constructing a power plant.

During 1994, VGPC began construction on the Malitbog Project, having an estimated total project cost of approximately $280 million. The Malitbog Project will consist of three steam turbine generating units (the "Generating Units"), each with a net power generating capacity of approximately 74.1 MW. Construction will occur in two phases: the Initial Phase, consisting of a single Generating Unit, is scheduled for completion by July 1996, and the Second Phase, consisting of the remaining two Generating Units, is scheduled for completion by July 1997.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 6. ACQUISITION AND NEW PROJECT COSTS: (CONTINUED)

VGPC has entered into an energy conversion agreement (the "ECA") with PNOC-Energy Development Corporation ("PNOC-EDC") to generate electricity utilizing geothermal steam supplied by PNOC-EDC and deliver the electricity to the Philippine National Power Corporation ("NAPOCOR") on behalf of PNOC-EDC. PNOC-EDC is a wholly owned subsidiary of the Philippine National Oil Company ("PNOC"). The Republic of the Philippines owns both PNOC and NAPOCOR. The ECA is structured on a "take-or-pay" basis and will expire ten years after the commercial operation date of the third Generating Unit. Upon expiration of the ECA, VGPC will transfer the facilities to PNOC-EDC, on an "as is" basis, without cost or compensation, and free of any liens created by VGPC.

VGPC has entered into a Turnkey Design and Construction Agreement ("TDCA") with Sumitomo Corporation ("Sumitomo") covering the design and construction of the Generating Units. The TDCA is, with limited exceptions, a fixed price turnkey construction contract under which VGPC will pay $190,932,000 to Sumitomo in accordance with monthly progress payments. Pursuant to a reimbursement undertaking, Magma has agreed to reimburse Sumitomo for draws, if any, by PNOC-EDC on a $21,600,000 construction bond provided by Sumitomo on behalf of VGPC for liquidated damages relating to completion and performance guarantees other than for draws for which Sumitomo is responsible under the TDCA.

New project costs as of December 31, 1994 and 1993 were as follows:

 (DOLLARS IN THOUSANDS)         1994       1993
- ---------------------------  ---------  ---------
Region I Expansion Project   $16,848    $13,721
Malitbog Project ...........  39,542         --
Other ......................   3,958         --
- ---------------------------  ---------  ---------
                             $60,348    $13,721
===========================  =========  =========

                     MAGMA POWER COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 7. LOANS PAYABLE:

   At December 31, loans payable consisted of the following:

              (DOLLARS IN THOUSANDS)                   1994       1993
- -------------------------------------------------  ----------  ---------
Pro-rata portion of Partnership non-recourse debt  $ 65,238    $ 75,149
Salton Sea Term Loan .............................  114,308          --
Bridge Loan ......................................       --     140,000
Other loans ......................................    9,499      10,859
                                                   ----------  ---------
                                                    189,045     226,008
Less amount due within one year ..................   37,013      36,799
                                                   ----------  ---------
Loans payable due after one year ................. $152,032    $189,209
                                                   ==========  =========

Loans payable at December 31, 1994 and 1993 included the Company's pro-rata share of the debt of the Del Ranch, Elmore, and Leathers partnerships which is non-recourse to Magma Power Company and subsidiaries, however, it is collateralized by substantially all of the assets of these partnerships. A secured credit agreement with a group of international banks, with Morgan Guaranty Trust Company ("Morgan") as the agent bank, provides for direct bank loans at specified premiums over a choice of either the bank's prime rate, the London Interbank Offered Rate ("LIBOR") or the CD Base rate. As an alternative, each partnership may elect to issue commercial paper and medium-term notes supported by letters of credit issued by Fuji Bank, Limited, which are secured, in turn, by the project debt facility with Morgan. The fair value of the commercial paper and medium-term notes approximates their carrying value.

The partnerships had no direct bank borrowings at December 31, 1994 and 1993. The weighted average effective interest rates of the commercial paper and medium-term notes outstanding at December 31, was 6.6% in 1994 and 5.5% in 1993. During 1994 and 1993, the Company's pro-rata share of the partnerships' weighted average borrowings was $68,799,000 and $77,616,000, respectively, with weighted average effective interest rates of 6.3% and 5.6% for the corresponding periods.

The loans of each partnership are reduced by twenty-five semi-annual principal payments in March and September of each year. The last principal payment is scheduled for September 15, 2001 for the Del Ranch and Elmore loans and September 15, 2002 for the Leathers loan.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


NOTE 7. LOANS PAYABLE: (CONTINUED)

On March 19, 1993, the Company entered into a one-year $140,000,000 term loan (the "Bridge Loan") with a group of commercial banks. Proceeds of the loan were used to finance the acquisition of the Imperial Valley geothermal interests. Interest on the loan accrued at LIBOR plus .675%.

On February 28, 1994, the Company replaced the Bridge Loan with a $130,000,000 non-recourse project level debt (the "Salton Sea Term Loan") which is collateralized by substantially all of the assets of the Salton Sea Plants. A secured credit agreement with a group of international banks, with Credit Suisse as the agent bank, provides for direct loans at LIBOR plus 1.25%. The amortization of loan fees associated with the Salton Sea Term Loan will increase effective borrowing costs by approximately 1% using the implicit interest method. The fair value of the Salton Sea Term Loan approximates its carrying value.

The loans are reduced by twelve semi-annual principal payments in March and September of each year. The last principal payment is scheduled for March 15, 2000.

Other loans consist of a ten-year $4,000,000 tax exempt debt financing guaranteed by Magma Power Company on behalf of Desert Valley, and installment obligations representing scheduled capital contributions for investments in low income housing limited partnerships. The tax exempt bonds, issued in October, 1990, have a coupon interest rate of 7.625% and a sinking fund requirement in the seventh through tenth years. The installment obligations are non-interest bearing and are payable through the year 2000 in varying amounts totaling $5,146,000.

In December 1994, the Company obtained a project level debt facility on its $280 million Malitbog Project. A consortium of international banks will loan an amount not to exceed $135 million (the "Bank Loans"), and the Overseas Private Investment Corporation ("OPIC") will provide an amount not to exceed $75 million (the "OPIC Loan"), for a total of $210 million (collectively, the "Facility"). Initially, the Facility will consist of three-year construction loans, which, upon completion of construction, will be converted into eight-year term loans. Drawdowns on the Facility will be on a pro-rata basis between the Bank Loans and the OPIC Loan. Ninety-percent of the Bank Loans will be supported by political risk insurance from OPIC. The Facility will be collateralized by substantially all assets of the Malitbog Project.

Drawdowns on the Bank Loans will incur interest at LIBOR plus 2.5% to 2.75% or the Base Rate (as defined in the Facility) plus 1.875% to 2.125%. Furthermore, the Bank Loans are required under the Facility to be hedged by interest rate hedging agreements covering 100% of the total bank commitments before any drawdowns occur. No such hedging agreements had been entered into as of December 31, 1994. Drawdowns on the OPIC Loan will incur interest

                     MAGMA POWER COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


NOTE 7. LOANS PAYABLE: (CONTINUED)

at LIBOR or an Index rate (as defined in the Facility) plus approximately 3.45% to 3.55%. Interest on both the Bank Loans and the OPIC Loan will be payable in arrears quarterly during the construction period. Upon conversion from construction to term loans, approximately equal principal payments plus accrued interest will be paid quarterly over the eight-year term loan period with provisions for mandatory prepayments of principal under certain circumstances as defined under the Facility. As of December 31, 1994, no borrowings had occurred on the loans.

The Company's equity contributions to the Malitbog Project will total $70 million to be funded prior to any drawdowns on the Facility. The Company's equity contributions will also be covered by political risk insurance from OPIC. As of December 31, 1994, equity contributions to the Malitbog Project amounted to $37,192,000.

The Company has undertaken to provide political risk insurance on the Bank Loans for the ten-percent of the $135 million not covered by OPIC insurance. Also, should certain financial covenants be breached under the Facility, the Company would be required to pay for construction costs overruns of up to $10 million and provide up to $24 million in debt service reserves.

The Company's pro-rata portion of annual maturities of loans payable for the five years beginning January 1, 1995 are as follows:

                                      PRO RATA
                                     PORTION OF
     (DOLLARS IN       SALTON SEA    PARTNERSHIP
      THOUSANDS)        TERM LOAN       DEBT        OTHER      TOTAL
- --------------------  -----------  -------------  --------  ---------
1995 ................ $ 25,072     $10,718        $1,223    $ 37,013
1996 ................   24,846      12,830         1,558      39,234
1997 ................   26,108      13,348         2,211      41,667
1998 ................   25,552      13,348         2,061      40,961
1999 ................   11,344       8,578         1,323      21,245
Thereafter ..........    1,386       6,416         1,123       8,925
                      -----------  -------------  --------  ---------
                      $114,308     $65,238        $9,499    $189,045
                      ===========  =============  ========  =========

In addition, at December 31, 1994, the Salton Sea Plants had an unused and available $5,000,000 working line of credit with two of the banks participating in the Salton Sea Term Loan.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


NOTE 8. SHAREHOLDERS' EQUITY:

In 1987, 1993, and 1994 the Company entered into technical, engineering, and management agreements with The Dow Chemical Company ("Dow"). Under the 1987 Agreement, the Company agreed to pay for those services either with shares of Magma Power Company common stock valued at the then market price or cash. Under the 1993 and 1994 Agreements, the Company agreed to pay for services provided by Dow in cash. Dow services totaling $205,000 in 1994, $575,000 in 1993, and $799,000 in 1992 were paid in cash.

The 1987 Agreement granted Dow an option for 2,000,000 shares of Magma Power Company common stock at option prices that started at $17.00 per share, a negotiated price that exceeded the then current market price, and which escalated over a four-year period commencing one year after operation of the Hoch Plant to a maximum exercise price of $21.00 in 1993. On October 12, 1993 the Company purchased the option by issuing 857,143 newly issued and unregistered shares. The number of shares issued was based on the difference between the exercise price of $21.00 per share and the market price on October 12, 1993 discounted $1.00 to $37.50. During 1993, shareholders' equity was increased by $13,581,000 representing the tax effect of the shares purchased. During 1994, the tax effect was adjusted downward by $3,045,000.

Reserved common stock at December 31 is as follows:

 (SHARES)                                1994        1993
- -----------------------------------  -----------  ---------
Stock Option Plan .................. 1,535,596    655,331
Deferred Stock and Incentive Awards     13,150     19,925
- -----------------------------------  -----------  ---------
                                     1,548,746    675,256
===================================  ===========  =========

NOTE 9. INCENTIVE STOCK OPTION PLANS:

On September 25, 1987, the shareholders of the Company approved the Magma Power Company Stock Option Plan of 1987 (the "1987 Plan"). Under the 1987 Plan, options to purchase an aggregate of 1,000,000 shares of common stock, $0.10 par value, of the Company may be granted to salaried employees and consultants of the Company and its subsidiaries, as selected by the Board of Directors or its compensation committee (the "Committee"). The option price granted under the 1987 Plan is established by the Board of Directors or the Committee, when the option is granted. Such price may not be less than 90% of the fair market value of the stock on the date the option is granted. The options have a term of ten years and become exercisable in accordance with a vesting schedule starting one year from the date of the grant.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


NOTE 9. INCENTIVE STOCK OPTION PLANS: (CONTINUED)

Under the 1987 Plan, options outstanding have been granted to officers and employees to purchase common stock at prices ranging from $9.25 to $33.30 per share. Option transactions for the years ended December 31 are as follows:

 (SHARES)                                                1994         1993
- ---------------------------------------------------  -----------  -----------
Options outstanding, beginning of year .............  426,150      475,034
Options granted ....................................  193,025       92,175
Options exercised (exercise prices $10.00 to
 $33.30) ........................................... (119,735)    (141,059)
- ---------------------------------------------------  -----------  -----------
Options outstanding, end of year ...................  499,440      426,150
===================================================  ===========  ===========

As of December 31, 1994, 36,156 shares of common stock were available for future option grants under the 1987 Plan.

On June 21, 1994, the shareholders of the Company approved the 1994 Equity Participation Plan of Magma Power Company (the "1994 Plan") to succeed the 1987 Plan. Under the 1994 Plan, not more than 1,000,000 shares of common stock are authorized for issuance upon exercise of options, stock appreciation rights, and other awards, or upon vesting of restricted or deferred stock awards. As of December 31, 1994, 35,588 options at prices ranging from $34.81 to $37.00 had been granted under the 1994 Plan. At December 31, 1994, 2,888 options were exercisable. No options were exercised during 1994.

Upon the completion of the Merger with California Energy Company, Inc. (see
Note 12), all remaining outstanding stock options under Magma's 1987 Plan and 1994 Plan, whether or not then exercisable, were canceled. Each holder of a canceled company option became then entitled to a cash payment equal to the difference between $38.75 and the canceled option price. A total payment of approximately $8,500,000 for all of the canceled options was paid by California Energy Company, Inc. as part of the Merger consideration.

NOTE 10. PROVISION FOR INCOME TAXES:

The Company provides for taxes on income in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of the assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The cumulative effect of the adoption of SFAS 109 as of January 1, 1992 increased net income by $17,833,000 and is reported separately in the consolidated statements of operations.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 10. PROVISION FOR INCOME TAXES: (CONTINUED)
The provision consisted of the following:

(DOLLARS IN
THOUSANDS)              CURRENT    DEFERRED     TOTAL
- --------------------  ---------  ----------  ---------
1994
Federal ............. $ 9,190    $7,551      $16,741
State ...............   2,554       537        3,091
- --------------------  ---------  ----------  ---------
Total ............... $11,744    $8,088      $19,832
====================  =========  ==========  =========
1993
Federal ............. $10,787    $6,861      $17,648
State ...............   3,913     1,217        5,130
- --------------------  ---------  ----------  ---------
Total ............... $14,700    $8,078      $22,778
====================  =========  ==========  =========
1992
Federal ............. $ 4,972    $4,783      $ 9,755
State ...............   1,908     1,646        3,554
- --------------------  ---------  ----------  ---------
Total ............... $ 6,880    $6,429      $13,309
====================  =========  ==========  =========

Amounts paid to federal and state authorities for income tax purposes amounted to $11,350,000 in 1994, $7,707,000 in 1993 and $7,244,000 in 1992.

Deferred tax liabilities and assets for 1994 and 1993, as calculated in accordance with SFAS 109, consists of the following:

                                    1994       1993
- -------------------------------  ---------  ---------
Deferred Liabilities:
 Depreciation .................. $17,241    $17,727
 Intangible drilling costs  ....  24,046     22,832
 Other .........................   1,883        270
- -------------------------------  ---------  ---------
Gross deferred tax liabilities   $43,170    $40,829
===============================  =========  =========
Deferred Assets:
 Tax credits ...................  18,204     26,318
 Other .........................   8,424      3,124
- -------------------------------  ---------  ---------
Gross deferred tax assets  .....  26,628     29,442
- -------------------------------  ---------  ---------
Net deferred tax liability  .... $16,542    $11,387
===============================  =========  =========

                               19

                     MAGMA POWER COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

NOTE 10. PROVISION FOR INCOME TAXES: (CONTINUED)

During 1993, the Company realized a tax benefit of $13,581,000 from the purchase of Dow's option to acquire Magma Power Company common stock. This benefit resulted in a decrease in current income taxes payable of $8,880,000, an increase in deferred tax liabilities of $93,000 and an increase in deferred tax assets of $4,794,000. During 1994, the estimated tax benefit was reduced by $3,045,000.

Major differences between the statutory rate and the effective tax rate for the years ended December 31 consisted of the following:

                        (DOLLARS IN THOUSANDS)                            1994       1993       1992
- ---------------------------------------------------------------------  ---------  ---------  ---------
Taxes at federal statutory rate (35% in 1994 and 1993 and 34% in
 1992) ............................................................... $20,422    $26,220    $16,887
State taxes, net of federal benefit ..................................   2,241      3,592      2,242
Amortization of goodwill .............................................     137        127        123
Percentage depletion .................................................  (2,087)    (2,692)    (1,321)
Investment tax credit ................................................    (100)      (520)        --
Lease investments ....................................................  (4,741)    (4,268)    (2,887)
Merger defense costs .................................................   3,451         --         --
Capital gains ........................................................      --         --     (1,815)
Other ................................................................     509        319         80
                                                                       ---------  ---------  ---------
                                                                       $19,832    $22,778    $13,309
                                                                       =========  =========  =========
Effective tax rate ...................................................    34.0%      30.0%      26.8%
                                                                       =========  =========  =========

NOTE 11. COMMITMENTS AND CONTINGENCIES:

The Company and its subsidiary, Desert Valley Company, have issued irrevocable letters of credit totaling $300,000 and $6,759,000, respectively, which guarantee repayment of tax-exempt bond financing, contingent environmental liabilities and obligations for site closure upon cessation of operations.

NOTE 12. SUBSEQUENT EVENT (UNAUDITED):

Subsequent to December 31, 1994, all of the outstanding common stock of Magma Power Company was acquired in a two-step transaction according to the terms of a merger agreement (the "Merger Agreement") whereby on January 10, 1995, California Energy Company, Inc. ("CE") acquired approximately 51% of the outstanding shares of Magma common stock (the "Magma Common Stock") through a cash tender offer at $39 per share (the "Magma Tender Offer"), and on February 24, 1995, CE acquired the remaining 49% of Magma Common Stock not owned by CE through a merger (the "Merger"). CE is engaged in independent geothermal power operations and development activities similar to those of the Company.

                     MAGMA POWER COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


NOTE 12. SUBSEQUENT EVENT (UNAUDITED): (CONTINUED)

Upon the effective time of the Merger, each outstanding share of Magma Common Stock (other than shares of Magma Common Stock held by CE, CE Acquisition Company, Inc. ("CE Sub"), a wholly owned subsidiary of CE, or any other direct or indirect subsidiary of CE and shares of Magma Common Stock held in the treasury of Magma) was converted into the right to receive $38.75 per share of Magma Common Stock. CE paid the Merger consideration solely in cash.

A total of approximately $957 million was required to complete the Magma Acquisition. Up to $500 million in secured bank financing was provided by Credit Suisse (the "Merger Facilities") on specified terms and subject to customary conditions. Such funds, together with funds of CE, were used to complete the Magma Acquisition.

The Merger Facilities are comprised of (i) a six-year term loan ("Term Loan A") in a principal amount of up to the difference between $500 million and the principal amount of Term Loan B (as defined below), to be amortized in semi-annual payments, and (ii) an eight-year term loan ("Term Loan B") in a principal amount of $150 million, to be amortized in semi-annual payments in the seventh and eighth years of such Term Loan. Loans under the Merger Facilities were made to CE on a non-recourse basis, and CE lent the proceeds of such loans to Magma in exchange for a secured term note of Magma (the "Magma Note"). The loans under the Merger Facilities will be amortized from payments received by CE from Magma on the Magma Note which will be amortized from internally generated funds of Magma. Loans under the Merger Facilities are secured by an assignment and pledge by CE of the Magma Note and 100% of the capital stock of Magma. The Magma Note is secured by an assignment of certain unencumbered assets of Magma.

Interest on loans under the Merger Facilities are payable at spreads of 2.50% above LIBOR (adjusted for reserves) or 1.50% above the Base Rate for Term Loan A, and 3.00% above LIBOR (adjusted for reserves) or 2.00% above the Base Rate for Term Loan B. The LIBOR spreads are subject to upward adjustments in certain instances. CE may elect to have loans bear interest based on either LIBOR or the Base Rate (as defined in the Merger Facilities).

                               21